EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS





We agree to the inclusion in this Form 10-SB of our report, dated November 18, 1999 on our audit of the financial statements of NuOasis Las Vegas, Inc. as of June 30, 1999 and for each of the years in the two-year period then ended.



   /s/   HASKELL & WHITE LLP
         Haskell & White LLP

Irvine, California
March 6, 2000